Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS


                               SHERB & CO., LLP
                               805 Third Avenue
                           New York, New York 10022
                                 212-838-5100
                               Fax 212-838-2676


      We consent to the incorporation by reference in the Registration Statement of International Biochemical Industries, Inc. on Form S-8 of our report dated September 27, 2002 relating to the financial statements of International Biochemical Industries, Inc. as of years ended June 30, 2001 and 2002 with respect to its consolidated financial statements.


                                    /s/ Sherb & Co., LLP

                                    Sherb & Co., LLP


New York, New York
January 7, 2003


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